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Exhibit 10(d)(v)

AMENDMENT NO. 2 TO REVOLVING LOAN AND SECURITY AGREEMENT

        Amendment No. 2 ("Amendment") dated as of November 30, 2002 to Revolving Loan and Security Agreement dated as of November 30, 2000 between AMERICAN SCIENCE AND ENGINEERING, INC., a Massachusetts corporation ("Borrower") and HSBC BANK USA, a bank organized under the laws of the State of New York ("Bank").

WITNESSETH:

        WHEREAS, Borrower has heretofore entered into financing arrangements with Bank pursuant to the terms and conditions of a Revolving Loan and Security Agreement dated as of November 30, 2000 between Bank and Borrower as amended by an Amendment No. 1 to Revolving Loan and Security Agreement dated as of February 14, 2002 between Bank and Borrower (together, the "Credit Agreement") and the Financing Agreements (as defined in the Credit Agreement);

        WHEREAS, Borrower has requested and Bank is willing, subject to the terms and conditions hereof, to amend the Credit Agreement to, among other things: (a) extend the termination date therein; and (b) reduce the commitment thereunder.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Bank mutually covenant, warrant and agree as follows:

SECTION 1. DEFINITIONS.

        SECTION 1.1    Interpretation.    For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein including, but not limited to, those capitalized terms used and/or defined in the recitals hereto, shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENT.

        SECTION 2.1.    Amendments to Section 1.1

        (a)  The definition of the term "Borrowing Capacity" in the Credit Agreement is amended by deleting the reference to "$5,000,000.00" contained therein and replacing it with "$2,000,000.00" so that the inventory sublimit is reduced accordingly.

        (b)  The definition of the term "Commitment" in the Credit Agreement is amended by deleting the reference to "$20,000,000.00" contained therein and replacing it with "$5,000,000.00".

        (c)  The definition of "Commitment Amount" in the Credit Agreement is amended by deleting the reference to "TWENTY MILLION AND 00/100 ($20,000,000.00) DOLLARS" contained therein and replacing it with "FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS".

        (d)  The definition of "Financing Agreements" in the Credit Agreement is amended by deleting ", the letter agreement re: credit line for equipment purchases dated February 14, 2002 and any time note(s) executed in connection therewith," after the words "Related Documents" and before the word "and" therein.

        (e)  The definition of "LIBOR Rate" in the Credit Agreement is amended by deleting the reference to "two hundred (200)" contained therein and replacing it with "two hundred fifty (250)".

        (f)    The definition of "Maximum Amount" in the Credit Agreement is amended by deleting the reference to "$20,000,000.00" contained therein and replacing it with "$5,000,000.00".

        (g)  The definition of "Prime Rate Loan" in the Credit Agreement is amended by deleting it in its entirety and replacing it with:

    "'Prime Rate Loan' shall mean any or all Advances from time to time unpaid and bearing interest at the Prime Rate plus one quarter of one percent (1/4%)."

        (h)  The definition of "Termination Date" contained in the Credit Agreement is amended by deleting the reference to "November 30, 2002" and replacing it with "February 28, 2003".

        (i)    New definitions are added to Section 1.1 of the Credit Agreement as follows:

  (i)
  "'Cash and Cash Equivalents' means cash and cash equivalents as defined in accordance with GAAP."

  (ii)
  "'EBIT' means total income before interest expenses and provision for federal taxes for any period."

        SECTION 2.2.    Amendment to Schedule 7.1.    Schedule 7.1 of the Credit Agreement is amended so that the reference to "$20,000,000.00" contained therein is deleted and replaced with "$5,000,000.00."

        SECTION 2.3.    Amendment to Section 2.4.    Section 2.4 of the Credit Agreement is amended by deleting Exhibit A therefrom and replacing it with Exhibit A annexed hereto and made a part hereof and all references to the term "Note" shall be deemed to be a reference to the Note attached as Exhibit A hereto.

        SECTION 2.4.    Amendment to Section 3.1.    Section 3.1 of the Credit Agreement is amended by deleting the references to "Prime Rate" contained therein and replacing them with "Prime Rate plus one quarter of one percent (1/4%)".

        SECTION 2.5.    Amendment to Section 7.1.    Section 7.1 of the Credit Agreement with respect to Reporting Requirements is amended by deleting Exhibit C therefrom and replacing it with Exhibit C annexed hereto and made a part hereof and all references to "Exhibit C" contained in the Credit Agreement shall be deemed to be a reference to Exhibit C hereto. Section 7.1 of the Credit Agreement also is amended so that the reference to "7.20" contained therein is deleted and replaced with "7.21".

        SECTION 2.6.    Amendment to Section 7.17.    Section 7.17 of the Credit Agreement with respect to Tangible Net Worth is amended by deleting: "and (c) $23,400,000.00 from March 31, 2002" therefrom, and replacing it with: "(c) $23,400,000.00 from March 31, 2002 through and including November 30, 2002; (d) $36,000,000.00 from December 1, 2002 through and including March 30, 2003; (e) $36,500,000.00 from March 31, 2003 through and including March 30, 2004; and (f) $38,000,000.00 from March 31, 2004".

        SECTION 2.7.    Amendment to Section 7.19.    Section 7.19 of the Credit Agreement with respect to Senior Debt to Tangible Net Worth is amended by deleting the reference to "1.50 to 1.00" contained therein and replacing it with "1.00 to 1.00".

        SECTION 2.8.    Amendment to Section 7.20.    (a) Section 7.20 of the Credit Agreement with respect to Cash Flow Coverage Ratio is amended by deleting it in its entirety and replacing it with the following:

    "Section 7.20    Minimum Cash Reserve.    Have Cash and Cash Equivalents of no less than $7,000,000.00 at all times".

        (b)  In furtherance of the foregoing, all references to the Cash Flow Coverage Ratio contained in the Credit Agreement, including without limitation, in the table of contents are deemed mutatis mutandis to be references to Minimum Cash Reserve.

        SECTION 2.9.    Amendment to Article VII.    A new Section 7.21 is added to the Credit Agreement as follows:

    "SECTION 7.21.    EBIT.    Have EBIT of not less than: (a) $0 for the fiscal quarter ending December 31, 2002; (b) $500,000.00 for the fiscal quarter ending March 31, 2003; and (c) $250,000.00 for the fiscal quarter ending June 30, 2003 and at all times thereafter."

SECTION 3. CONDITIONS PRECEDENT.

        This Amendment shall only become effective upon the fulfillment, prior to or contemporaneously with the execution hereof, of the following conditions precedent:

        SECTION 3.1.

          (a)    Execution of Amendment.    The execution and delivery by Borrower and Bank of an original of this Amendment;

          (b)    Payment of Fees.    (a) The payment by Borrower of: (i) a single amendment fee to the Bank in the amount of $6,250.00 in connection with this Amendment and the Amendment No. 2 to Export Credit and Security Agreement dated the date hereof between the Bank and the Borrower; and (ii) all reasonable legal fees and expenses of the Bank incurred in connection with the preparation of this Amendment, and any other documents, instruments or agreements executed in connection herewith or therewith, and (b) evidence in form and substance satisfactory to the Bank that the fees of the Export-Import Bank of the United States ("Eximbank") required in connection with the extension of the Eximbank Documents (as defined in the Export Credit and Security Agreement dated November 30, 2000 between Bank and Borrower (as amended, the "Export Credit Agreement") have been paid in full;

          (c)    Execution of New Note.    The execution and delivery by Borrower of the Amended and Restated Revolving Loan Promissory Note in the form of Exhibit A annexed hereto and made a part hereof;

          (d)    Eximbank Acknowledgment.    Receipt by the Bank of a written consent and acknowledgment of the extension of the Termination Date by the Eximbank, together with written confirmation from the Eximbank, in form and substance satisfactory to Bank that the Final Disbursement Date under the Eximbank Documents (as defined in the Export Credit Agreement) is deemed to be February 28, 2003, that the Eximbank Guarantee (as defined in the Export Credit Agreement) and the Eximbank Documents are ratified and reaffirmed in all respects and shall remain in full force and effect and such other matters as the Bank may deem appropriate;

          (e)    Government Contracts.    Borrower shall deliver to the Bank a list of all of the government contracts to which Borrower is a party.

          (f)    Patents.    Borrower shall deliver to the Bank a list of all of the patents owned by the Borrower; and

          (g)    Execution of Related Documents and Additional Matters.    The execution and delivery by Borrower of: (a) an Amendment No. 2 to Export Credit and Security Agreement and an Amended and Restated Revolving Loan Promissory Note; (b) a letter agreement terminating the equipment credit line made available pursuant to the letter agreement re: credit line for equipment purchases dated February 14, 2002; (c) all other documents and legal matters, as may be necessary, in connection with this Amendment and the transactions contemplated by the Credit Agreement as amended by this Amendment which shall be reasonably satisfactory in form and substance to Bank.

SECTION 4. MISCELLANEOUS.

        SECTION 4.1.    Representations and Warranties.    (a) All terms, conditions, covenants, representations and warranties (other than any such representation and warranty that, by its terms, refers to a specific date other than the date hereof [; provided, however, that the Schedules to the Credit Agreement are deemed updated by the information contained in the Schedules attached hereto]) of Borrower contained in the Credit Agreement, except as expressly modified hereby, are ratified, confirmed and reaffirmed by Borrower as of the date hereof, remain in full force and effect as of the date hereof, and are incorporated herein by reference as if fully set forth herein.

        (b)  All such terms, conditions, covenants, representations and warranties (other than any such representation and warranty that, by its terms, refers to a specific date other than the date hereof [; provided, however, that the Schedules to the Credit Agreement are deemed updated by the information contained in the Schedules attached hereto]) of Borrower contained in all of the other Financing Agreements, except as expressly modified hereby, are ratified, confirmed and reaffirmed by Borrower as of the date hereof, remain in full force and effect as of the date hereof, and are subject to the terms of this Amendment.

        (c)  The Borrower represents and warrants to Bank that it has the necessary power and has taken all necessary action to make this Amendment the valid and enforceable obligation it purports to be, and that this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

        SECTION 4.2.    GOVERNING LAW.    THIS AMENDMENT AND THE OTHER FINANCING AGREEMENTS, AND ALL TRANSACTIONS HEREUNDER, AND ALL THE RIGHTS OF THE PARTIES, SHALL BE GOVERNED AS TO VALIDITY, CONSTRUCTION, ENFORCEMENT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE UNITED STATES IN THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THE FINANCING TRANSACTIONS OF WHICH THIS AMENDMENT IS A PART AND/OR TO ANY MATTER ARISING OR IN ANY WAY RELATED TO THIS AMENDMENT OR ANY OTHER AGREEMENT BETWEEN THE BANK AND THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING AND BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO BORROWER, OR AS OTHERWISE PROVIDED BY THE LAWS OF NEW YORK STATE OR THE UNITED STATES. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER EITHER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

        SECTION 4.3.    WAIVERS.

          (a)    Prejudgment Remedy, etc.    THE BORROWER ACKNOWLEDGES THAT THE ADVANCES ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE

  AND HEARING ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEMDY, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THE POSTING OF A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE BORROWER OR ANY ENDORSER, GUARANTOR OR SURETY OF ANY OF THE OBLIGATIONS AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY. THE BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSTIONS.

          (b)    Jury Waiver.    THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING IN ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AMENDMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

          (c)    Voluntary Nature of Waivers.    THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN SUBSECTIONS (a) AND (b) ABOVE, KNOWINGLY, WILLINGLY, WITHOUT DURESS AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

        SECTION 4.4.    Events of Default or Event of Default.    No Events of Default or Event of Default has occurred and is continuing on the date hereof or shall be continuing after giving effect to, or result from, the execution and delivery of this Amendment and Borrower has no present reason to believe any Events of Default or Event of Default might or would occur after the date hereof.

        SECTION 4.5.    Survival of Representations and Warranties.    All representations and warranties made in this Amendment or any other documents furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

        SECTION 4.6.    Reference to Credit Agreement.    The Credit Agreement, the Financing Agreements and any and all other agreements, documents, or instruments heretofore, now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement, the Financing Agreements or such other agreements, documents or instruments to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        SECTION 4.7.    Further Assurances.    The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

        SECTION 4.8.    Successors and Assigns.    Borrower and Bank as such terms are used herein shall include the legal representatives, successors and assigns of those parties.

        SECTION 4.9.    Counterparts.    This Amendment may be executed in any number of counterparts and by the Bank and Borrower on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Amendment.

        SECTION 4.10.    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect shall be confined to the provision so held to be invalid or unenforceable.

        SECTION 4.11.    Conflicting Provisions.    In the event of any conflict in the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern.

        SECTION 4.12.    Entire Agreement.    This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior negotiations, understandings, and agreements between such parties with respect to such transaction.

        IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

AMERICAN SCIENCE AND ENGINEERING, INC.
By	(title)
HSBC BANK USA
By	(title)

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  Exhibit 10(d)(v)
AMENDMENT NO. 2 TO REVOLVING LOAN AND SECURITY AGREEMENT
SECTION 1. DEFINITIONS.
SECTION 2. AMENDMENT.
SECTION 3. CONDITIONS PRECEDENT.
SECTION 4. MISCELLANEOUS.